Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

F-1

Youlife Group Inc.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Class A Ordinary Shares, par value $0.0001 per share	(1)	Other	7,617,500	$11.50	$87,601,250.00	0.0001531	$13,411.75
Fees to be Paid	Equity	Class A Ordinary Shares, par value $0.0001 per share	(2)	Other	5,964,450	2.01	11,988,544.50	0.0001531	1,835.45
Fees to be Paid	Equity	Warrants to purchase Class A Ordinary Shares	(3)	Other	545,000	$0.00	$0.00	0	$0.00

Total Offering Amounts:							$99,589,794.50		15,247.20
Total Fees Previously Paid:									13,411.75
Total Fee Offsets:									15,247.20
Net Fee Due:									$1,835.45

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Offering Note(s)

(1)	Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share subdivisions, share dividends or similar transactions.

Represents 7,617,500 Class A Ordinary Shares to be issued by the Registrant upon exercise of the Public Warrants to purchase 6,900,000 Class A Ordinary Shares and the Private Warrants to purchase 717,500 Class A Ordinary Shares.

Calculated pursuant to Rule 457(g) under the Securities Act, based on the exercise price of the Warrants.
(2)	Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share subdivisions, share dividends or similar transactions.

Represent 5,964,450 Class A Ordinary Shares registered for resale by the Selling Securityholders identified in the Registration Statement, which include (1) 2,324,500 Sponsor Shares; (2) 545,000 Class A ordinary shares issuable upon the exercise of the Sponsor Warrants; (3) 390,001 Class A ordinary shares currently held by Xiaolingo; (4) 1,184,949 Class A ordinary shares currently held by Anji; (5) 1,350,000 Class A ordinary shares currently held by Mouette; (6) 100,000 Class A ordinary shares currently held by Empire Light; (7) 20,000 Class A ordinary shares currently held by Hopeful; and (8) 50,000 Class A ordinary shares currently held by SKS.

Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) of the Securities Act of 1933, as amended (the “Securities Act”), based on the average of the high and low prices of Class A Ordinary Share as reported on August 8, 2025, which was approximately $2.01 per share.
(3)	Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share subdivisions, share dividends or similar transactions.

Represent the 545,000 Sponsor Warrants registered for resale by the Sponsor.

Pursuant to Rule 457(g) of the Securities Act, no separate fee is recorded for the warrants and the entire fee is allocated to the underlying Class A Ordinary Shares.

Table 2: Fee Offset Claims and Sources

Line Item Type	Registrant or Filer Name	Notes	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	Youlife Group Inc.	(1)	F-4	333-285178	02/25/2025	03/21/2025	$0.00	Equity	Class A Ordinary Shares issuable on exercise of Warrants	7,617,500	$87,601,250.00	$0.00
Fee Offset Sources	Youlife Group Inc.	(2)	F-4	333-285178	02/25/2025	03/21/2025	13,411.75	Equity	Class A Ordinary Shares issuable on exercise of Warrants	7,617,500	87,601,250.00	13,411.75

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Offset Note(s)

(1)	The Registrant previously registered 7,617,500 Class A Ordinary Shares issuable on the exercise of the Warrants under a registration statement on Form 4 (File No. 333-285178) (the “Prior Registration Statement”). None of these warrants have been exercised and, consequently, none of those Class A Ordinary Shares have been issued or sold under the Prior Registration Statement. The Registrant has completed the offering that included these unissued Class A Ordinary Shares under the Prior Registration Statement.
(2)	The Registrant previously registered 7,617,500 Class A Ordinary Shares issuable on the exercise of the Warrants under a registration statement on Form 4 (File No. 333-285178) (the “Prior Registration Statement”). None of these warrants have been exercised and, consequently, none of those Class A Ordinary Shares have been issued or sold under the Prior Registration Statement. The Registrant has completed the offering that included these unissued Class A Ordinary Shares under the Prior Registration Statement.